Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registrant statements on an appropriate form and any amendments thereto, covering the registration of common stock under the Ameren Corporation Savings Investment Plan, as authorized by the Company’s Board of Directors on December 10, 2010; and

WHEREAS, each of the below undersigned is a director of the Company;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Thomas R. Voss and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said registration statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 9th day of August, 2013:

Catherine S. Brune, Director	/s/ Catherine S. Brune

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Walter J. Galvin, Director	/s/ Walter J. Galvin

Richard J. Harshman, Director	/s/ Richard J. Harshman

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James. C. Johnson

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

Stephen R. Wilson, Director	/s/ Stephen R. Wilson

Jack D. Woodard, Director	/s/ Jack D. Woodard

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)

On this 9th day of August, 2013, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Sue E. Whitman
Sue E. Whitman – Notary Public
Notary Seal, State of
Missouri - St. Louis County
Commission #13777931
My Commission Expires 4/28/2017